                                                                      Exhibit 23
                                                                      ------- --

                             Accountants' Consent
                             --------------------



The Board of Directors
Susquehanna Bancshares, Inc.



We consent to the use of our report on the financial statements of Atlanfed Bancorp, Inc. incorporated herein by reference in the registration statement on Form S-8 filed by Susquehanna Bancshares, Inc.


                                                           KPMG PEAT MARWICK LLP



Baltimore, Maryland
May 22, 1995

[LOGO OF KPMG PEAT MARWICK APPEARS HERE]                              Appendix A
                                                                      ----------



                            ATLANFED BANCORP, INC.
                               AND SUBSIDIARIES

                       Consolidated Financial Statements
                            March 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF KPMG PEAT MARWICK LLP]



                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Atlanfed Bancorp, Inc.
Baltimore, Maryland:

We have audited the accompanying consolidated statements of financial condition of Atlanfed Bancorp, Inc. and subsidiaries as of March 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlanfed Bancorp, Inc. and subsidiaries as of March 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1995 in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP



May 5, 1995

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                Consolidated Statements of Financial Condition

                            March 31, 1995 and 1994



     Assets                                                        1995         1994
     ------                                                        ----         ----

Cash:
   On hand and in banks                                       $  2,050,476     1,332,677
   Interest-bearing deposits                                     4,521,648    10,934,331
Investment securities, market value of $18,628,385
   in 1995 and $18,178,935 in 1994 (note 3)                     19,453,490    18,500,000
Mortgage loans held for sale                                     2,459,317     5,688,269
Loans receivable, net (notes 4 and 9)                          185,576,566   151,571,868
Mortgage-backed securities, market value of $28,478,902
   in 1995 and $35,277,743 in 1994 (note 5)                     30,322,529    36,614,360
Federal Home Loan Bank of Atlanta stock, at cost
   (notes 2 and 9)                                               4,719,700     4,719,700
Investments in real estate, net (note 6)                         2,238,525     3,402,250
Ground rents owned, at cost                                        954,949       969,549
Property and equipment, net (note 7)                             1,217,091     1,453,432
Prepaid expenses and other assets                                  528,250       561,905
Income taxes recoverable                                           227,404          -
Intangible assets acquired, net                                    260,952       348,231
Accrued interest receivable on investments                         408,274       348,638
Deferred income taxes (note 10)                                    184,000       224,000
                                                              ------------   -----------
                                                              $255,123,171   236,669,210
                                                              ============   ===========
     Liabilities and Stockholders' Equity
     ------------------------------------

Liabilities:
   Savings accounts (note 8)                                  $176,229,267   179,776,679
   Borrowed funds (note 9)                                      50,378,000    29,378,000
   Drafts payable                                                1,756,907     2,156,779
   Mortgage escrow accounts                                      3,195,145     2,737,156
   Accrued expenses and other liabilities                          983,481     1,215,576
   Income taxes currently payable                                     -           79,869
                                                              ------------   -----------
          Total liabilities                                    232,542,800   215,344,059
                                                              ------------   -----------
Stockholders' equity (notes 2, 11, and 16):
   Serial preferred stock, $1 par value; 2,000,000
    shares authorized; none issued                                       -             -
   Common stock, $1 par value; 8,000,000 shares
    authorized; issued and outstanding 1,495,840
    shares in 1995 and 1,393,414 shares in 1994                  1,495,840     1,393,414
   Additional paid-in capital                                   10,386,622     9,663,230
   Retained income - substantially restricted                   10,726,909    10,268,507
   Unrealized losses on securities available for sale, net         (29,000)         -
                                                              ------------   -----------
          Total stockholders' equity                            22,580,371    21,325,151
                                                              ------------   -----------
Commitments and contingencies (notes 4, 7, 12 and 14)
                                                              $255,123,171   236,669,210
                                                              ============   ===========

See accompanying notes to consolidated financial statements.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES
                       Consolidated Statements of Income
                   Years ended March 31, 1995, 1994 and 1993



                                                          1995         1994        1993
                                                          ----         ----        ----
Interest income:
   Loans                                              $ 15,048,109  14,834,826  17,584,439
   Mortgage-backed securities                            2,018,878   1,150,972   1,129,485
   Investment securities                                 1,129,080     836,288     581,888
   Other                                                   493,460     714,955     582,873
                                                       -----------  ----------  ----------
          Total interest income                         18,689,527  17,537,041  19,878,685
                                                       -----------  ----------  ----------
Interest expense:
   Savings accounts (note 8)                             7,513,261   8,152,110   9,192,275
   Borrowed funds and other (note 9)                     2,612,898   1,662,126   2,282,952
                                                       -----------  ----------  ----------
          Total interest expense                        10,126,159   9,814,236  11,475,227
                                                       -----------  ----------  ----------
          Net interest income                            8,563,368   7,722,805   8,403,458
Provision for loan losses (note 4)                         164,000     169,000     304,000
                                                       -----------  ----------  ----------
          Net interest income after
           provision for loan losses                     8,399,368   7,553,805   8,099,458
                                                       -----------  ----------  ----------
Noninterest income:
   Service fees on loans                                   158,560     209,499     242,338
   Service fees on deposits                                298,829     289,395     269,497
   Gain on sales of investment securities                     -         96,152        -
   Gain on sales of loans                                  482,829   1,383,839   1,209,968
   Insurance commissions                                   441,763     562,097     629,767
   Other                                                   657,961     838,808     745,300
                                                       -----------  ----------  ----------
          Total noninterest income                       2,039,942   3,379,790   3,096,870
                                                       -----------  ----------  ----------
Noninterest expenses:
   Salaries and employee benefits                        3,843,954   4,121,836   3,960,504
   Net occupancy                                         1,069,878   1,086,580   1,017,783
   Insurance premiums                                      548,237     518,923     496,493
   Furniture, fixtures and equipment                       343,923     423,402     404,820
   Professional services                                   989,644     396,074     341,758
   Data processing                                         310,345     265,072     324,012
   Advertising                                             199,234     157,295     160,724
   Operation of investments in real estate (note 6)        184,253     252,290     110,746
   Amortization of cost of intangible assets               117,279     121,372     122,740
   Other                                                   988,457   1,041,541   1,140,246
                                                       -----------  ----------  ----------
          Total noninterest expenses                     8,595,204   8,384,385   8,079,826
                                                       -----------  ----------  ----------
          Income before income
           tax provision                                 1,844,106   2,549,210   3,116,502
Income tax provision (note 10)                           1,005,000   1,026,000   1,239,000
                                                       -----------  ----------  ----------
          Net income                                  $    839,106   1,523,210   1,877,502
                                                       ===========  ==========  ==========
Net income per share of common stock (note 11)               $ .58        1.06        1.34
                                                              ====       =====       =====

See accompanying notes to consolidated financial statements.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                   Years ended March 31, 1995, 1994 and 1993


                                                                     Additional               Unrealized losses on
                                                           Common      paid-in    Retained    securities available
                                                           stock       capital     income        for sale, net            Total
                                                           -----       -------     ------        -------------            -----

Balance at March 31, 1992                                $  945,264   8,070,183   9,503,563            -                18,519,010
Net income - 1993                                              -           -      1,877,502            -                 1,877,502
Exercise of stock options (note 11)                           4,175      17,577        -               -                    21,752
Stock dividend - 141,812 shares (note 11)                   141,812   1,559,932  (1,701,744)           -                      -
Dividends declared on common stock -
   $.32 per share                                              -           -       (436,082)           -                  (436,082)
                                                         ----------  ----------  ----------         -------             ----------
Balance at March 31, 1993                                 1,091,251   9,647,692   9,243,239            -                19,982,182
Net income - 1994                                              -           -      1,523,210            -                 1,523,210
Exercise of stock options (note 11)                          15,250     125,956        -               -                   141,206
Issuance of common stock                                     13,832     162,663        -               -                   176,495
5 for 4 stock split - 273,081 shares (note 11)              273,081    (273,081)       -               -                      -
Dividends declared on common stock -
   $.36 per share                                              -           -       (497,942)           -                  (497,942)
                                                         ----------  ----------  ----------         -------             ----------
Balance at March 31, 1994                                 1,393,414   9,663,230  10,268,507            -                21,325,151
Net income - 1995                                              -           -        839,106            -                   839,106
Exercise of stock options (note 11)                         102,426     723,392        -               -                   825,818
Dividends declared on common stock -
   $.27 per share                                              -           -       (380,704)           -                  (380,704)
Unrealized losses on securities available for sale, net        -           -           -            (29,000)               (29,000)
                                                         ----------  ----------  ----------         -------             ----------
Balance at March 31, 1995                                $1,495,840  10,386,622  10,726,909         (29,000)            22,580,371
                                                         ==========  ==========  ==========         =======             ==========

See accompanying notes to consolidated financial statements.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                   Years ended March 31, 1995, 1994 and 1993


                                                         1995          1994          1993
                                                         ----          ----          ----
Cash flows from operating activities:
   Net income                                      $    839,106     1,523,210     1,877,502
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Amortization of unearned loan fees, net          (909,908)     (865,405)     (598,855)
      Amortization of discounts on loans                (16,250)      (16,250)      (40,823)
      Amortization of cost of intangible assets         117,279       121,372       122,740
      Depreciation and amortization                     376,257       454,279       470,454
      Deferred income taxes                              40,000        27,000       (15,000)
      Provision for losses on loans and
        investments in real estate                      310,000       405,000       404,000
      Gain on sale of investment securities               --          (96,152)        --
      Mortgage loans originated for sale            (21,623,900)  (91,130,912)  (80,883,450)
      Sales of mortgage loans originated
        for sale                                     24,852,852    90,684,334    86,366,465
      Net decrease (increase) in accrued
        interest receivable                            (246,910)     (182,848)      420,765
      Net decrease in accrued
        interest payable on deposits                   (334,711)     (220,709)     (349,197)
      Net increase (decrease) in accrued
        expenses and other liabilities                 (232,095)       39,669      (102,039)
      Other, net                                       (177,529)     (279,606)     (259,991)
                                                   ------------   -----------   -----------
          Net cash provided by operating
            activities                                2,994,191       462,982     7,412,571
                                                   ------------   -----------   -----------
Cash flows from investing activities:
   Loan disbursements                               (69,269,660)  (35,011,786)  (51,817,914)
   Loan fees deferred, net                              803,245       644,041       721,337
   Principal repayments on loans                     34,569,995    69,774,650    66,798,239
   Principal repayments on mortgage-
    backed securities                                 6,169,444     7,141,744     7,286,968
   Sales of loans                                         --          728,475       204,330
   Purchases of loans                                     --       (3,544,363)     (227,536)
   Purchases of mortgage-backed securities                --      (31,754,656)   (3,850,951)
   Sales of investment securities                         --          103,202         --
   Redemptions of investment securities               2,500,000         --        1,500,000
   Purchases of investment securities                (3,500,490)  (10,000,000)        --
   Additions to investments in real estate              (93,776)     (111,252)     (871,771)
   Sales of investments in real estate                2,097,048     1,226,611       855,644
   Purchases of property and equipment                 (139,916)     (234,421)     (595,932)
   Other, net                                             9,594        (1,322)     (112,875)
                                                   ------------   -----------   -----------
          Net cash provided by (used in)
           investing activities                     (26,854,516)   (1,039,077)   19,889,539
                                                   ------------   -----------   -----------

                                                                     (Continued)

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                   Years ended March 31, 1995, 1994 and 1993


                                                         1995          1994         1993
                                                         ----          ----         ----
Cash flows from financing activities:
   Net decrease in savings accounts                 $ (3,212,701)  (6,778,612)  (12,914,811)
   Proceeds from advances from Federal
    Home Loan Bank of Atlanta                         59,350,000   11,500,000    18,928,000
   Repayment of advances from Federal
    Home Loan Bank of Atlanta                        (38,350,000)  (8,900,000)  (30,000,000)
   Net increase (decrease) in drafts payable            (399,872)     713,296      (428,975)
   Net increase (decrease) in mortgage
    escrow accounts                                      457,989     (622,811)     (383,570)
   Proceeds from issuance of common stock                825,818      317,701        21,752
   Dividends paid on common stock                       (505,793)    (481,925)     (421,483)
                                                    ------------   ----------   -----------
          Net cash provided by (used in)
           financing activities                       18,165,441   (4,252,351)  (25,199,087)
                                                    ------------   ----------
Increase (decrease) in cash and cash equivalents      (5,694,884)  (4,828,446)    2,103,023
Cash and cash equivalents at beginning
   of year                                            12,267,008   17,095,454    14,992,431
                                                    ------------   ----------   -----------
Cash and cash equivalents at end of year            $  6,572,124   12,267,008    17,095,454
                                                    ============   ==========   ===========
Supplemental information:
   Interest paid on savings accounts and
    borrowed funds                                  $ 10,463,558   10,034,945    11,828,374
   Incomes taxes paid                                  1,187,010      917,010     1,393,091
                                                    ============   ==========   ===========
Noncash investing activities:
   Foreclosure of mortgage loan collateral          $  1,149,000      609,000     1,177,000
                                                    ============   ==========   ===========
   Loans to facilitate sale of investments in
    real estate                                     $    154,000      796,000          -
                                                    ============   ==========   ===========

See accompanying notes to consolidated financial statements.

                   ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         March 31, 1995, 1994 and 1993


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of presentation
          ----------------------

          The consolidated financial statements include the accounts of Atlanfed Bancorp, Inc. and its wholly-owned subsidiaries, including Atlantic Federal Savings Bank (the "Bank") and its wholly-owned subsidiaries. Atlanfed Bancorp, Inc. and its subsidiaries are collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

          In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of investments in real estate. In connection with these determinations, management obtains independent appraisals for significant properties and prepares fair value analyses as appropriate.

          Management believes that the allowances for losses on loans and investments in real estate are adequate. While management uses available information to recognize losses on loans and investments in real estate, future additions to the allowance may be necessary based on changes in economic conditions, particularly in the state of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and investments in real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     (b)  Loan fees
          ---------

          Origination and commitment fees and direct origination costs on loans held for investment are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.

          Origination and commitment fees and direct origination costs on loans originated for sale are deferred and recognized as a component of gain or loss at the time of sale.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (c)  Sales of mortgage loans
          -----------------------

          Loans originated for sale are carried at the lower of aggregate cost or market value. Market value is determined based on outstanding investor commitments or, in the absence of such commitments, based on current investor yield requirements. Gains and losses on loan sales are determined using the specific identification method.

     (d)  Investment securities and mortgage-backed securities
          ----------------------------------------------------

          Prior to April 1, 1994, investments in non-equity securities and mortgage-backed securities were carried at cost adjusted for amortization of premium and accretion of discount. The lower of cost or market was not used since it was management's intention to hold these securities to maturity. Gain or loss on sale was reflected in income at the time of sale using the specific identification method. Investments in equity securities were carried at the lower of aggregate cost or market value.

          As of April 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS No. 115), which addresses the accounting and reporting for certain investments in debt and equity securities. SFAS No. 115 requires classification of such securities into three categories. Debt securities that an entity has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt and equity securities are classified as trading securities if bought and held principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. Debt securities not classified as held to maturity and debt and equity securities not classified as trading securities are considered available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effects.

          If a decline in value of an individual security classified as held to maturity or available for sale is judged to be other than temporary, the cost basis of that security is reduced to its fair value and the amount of the write-down is reflected in earnings. Fair value is determined based on bid prices published in financial newspapers or bid quotations received from securities dealers. For purposes of computing realized gains or losses on the sales of investments, cost is determined using the specific identification method. Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using methods that approximate the interest method.

          Management reviewed the Company's investment and mortgage-backed securities portfolios as of April 1, 1994 and classified all nonequity investment securities and all mortgage-backed securities as held to maturity. As required by SFAS No. 115, the

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (d)  Investment securities and mortgage-backed securities, continued
          ---------------------------------------------------------------

          Company's investments in equity securities were classified as available for sale. The effect on financial condition and results of operations of the Company of the initial adoption of SFAS No. 115 was not material.

          At March 31, 1995, the investment and mortgage-backed securities portfolios are classified as discussed in the preceding paragraph.

     (e)  Property and equipment
          ----------------------

          Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

     (f)  Investments in real estate
          --------------------------

          Investments in real estate consists of real estate acquired in settlement of loans which is initially recorded at the lower of cost or estimated fair value. The carrying values are subject to subsequent adjustment to the extent they exceed estimated fair value less estimated costs of disposal. Costs relating to property improvements are capitalized and costs relating to holding properties are charged to expense.

     (g)  Intangible assets acquired
          --------------------------

          Intangible assets acquired in connection with the acquisition of Atlantic Home Mortgage Corporation and certain branch acquisitions are amortized using the straight-line method over the estimated useful lives of the assets which range from five to twenty years.

     (h)  Provision for loan losses
          -------------------------

          The provision for losses on loans is determined based on management's review of the loan portfolio and analysis of the borrowers' ability to repay, past collection experience, risk characteristics of individual loans or groups of similar loans and underlying collateral, current and prospective economic conditions and status of nonperforming loans. Loans or portions thereof are charged-off when considered, in the opinion of management, uncollectible.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (h)  Provisions for loan losses, continued
          -------------------------------------

          The accrual of interest on potential problem loans is suspended when, in the opinion of management, the full collection of principal or interest is in doubt, or payment of principal or interest has become 90 days past due. Amounts collected on such loans are recorded as a reduction of principal, as interest income or a combination thereof depending on management's evaluation of the recoverability of the loan principal.

          In October 1994, the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" was amended by Statement 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (collectively referred to as SFAS No. 114). SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller-balance homogenous loans, including residential mortgage loans and consumer installment loans that are collectively evaluated for impairment. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. However, if a loan that was restructured in a troubled debt restructuring involving a modification of terms before the effective date of SFAS No. 114 is not impaired based on the terms specified by the restructuring agreement, a creditor may continue to account for the loan in accordance with the provisions of SFAS No. 15, "Accounting for Troubled Debt Restructurings" prior to its amendment by SFAS No. 114.

          SFAS No. 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company adopted the provisions of SFAS No. 114 as of April 1, 1995. Adoption of SFAS No. 114 did not have a material impact on the Company's financial statements.

     (i)  Income taxes
          ------------

          Deferred income taxes are recognized, with certain exceptions, for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence, including tax planning strategies and other factors. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (i)  Income taxes, continued
          -----------------------

          As provided in SFAS No. 109 "Accounting for Income Taxes" the Bank has not established a deferred tax liability on qualifying bad debt reserves for tax purposes that arose in fiscal years beginning before December 31, 1987. Such bad debt reserve for the Bank amounted to approximately $4,670,000 with an income tax effect of $1,803,000 at March 31, 1995. This bad debt reserve would become taxable if the Bank does not maintain certain qualified assets as defined for federal income tax purposes, equal to 60% of total assets, if the reserve is charged for other than bad debt losses or if the Bank does not maintain its thrift charter.

     (j)  Statements of cash flows
          ------------------------

          For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with maturities at date of purchase of three months or less to be cash equivalents.

     (k)  Reclassifications
          -----------------

          Certain amounts for 1994 and 1993 have been reclassified to conform to the presentation for 1995.

(2)  Insurance of Savings Accounts and Related Matters
     -------------------------------------------------

     The Federal Deposit Insurance Corporation (FDIC), through the Savings Association Insurance Fund, insures deposits of accountholders up to $100,000. The Bank pays an annual premium to provide for this insurance. The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank (FHLB) of Atlanta equal to at least 1% of the unpaid principal balances of its residential mortgage loans, .3% of its total assets or 5% of its outstanding advances from the bank, whichever is greater. Purchases and sales of stock are made directly with the bank at par value.

     In connection with the insurance of their deposits, thrift institutions are required to maintain certain minimum levels of regulatory capital. The regulatory capital regulations require minimum levels of tangible and core capital of 1.5% and 3%, respectively, of adjusted total assets and risk-based capital of 8.0% of risk-weighted assets. For risk-based capital purposes, the Bank is permitted to include its general valuation loss allowance subject to a limitation of 1.25% of risk weighted assets. At March 31, 1995, the Bank was in compliance with the current and fully phased-in regulatory capital requirements, with

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(2)  Insurance of Savings Accounts and Related Matters, Continued
     ------------------------------------------------------------

     tangible, core and risk-based capital ratios of approximately 7.47%, 7.47% and 15.27%, respectively. The Bank's capital under generally accepted accounting principles (GAAP) and its regulatory capital position are summarized as follows at March 31, 1995.


                                                              (Unaudited)
                                                           Regulatory Capital
                                                  -------------------------------------
                                       GAAP
                                      Capital      Tangible       Core      Risk-based
                                      -------      --------       ----      ----------
Stockholder's equity of Bank        $19,159,688   19,159,688   19,159,688   19,159,688
                                    ===========
Unrealized losses on securities
 available for sale, net                              29,000       29,000       29,000
General valuation allowances                            -            -         955,127
Intangible assets acquired, net                     (241,452)    (241,452)    (241,452)
Other non-includable assets                             -            -         (72,000)
                                                  ----------   ----------   ----------
  Total                                           18,947,236   18,947,236   19,830,363
                                                  ----------   ----------   ----------
  Required minimum                                 3,804,135    7,608,270   10,391,360
                                                  ----------   ----------   ----------
  Excess                                          15,143,101   11,338,966    9,439,003
                                                  ==========   ==========   ==========

     In August 1993, the OTS adopted a final rule for calculating an interest rate risk (IRR) component of risk-based capital. The new rule became effective January 1, 1994; however, the IRR capital deduction discussed below has been waived until the OTS publishes guidelines under which institutions may appeal such a deduction. The OTS began calculating the IRR component quarterly for each institution starting in 1994.

     To estimate IRR, the OTS computes each institution's net portfolio value
     (NPV) in the present interest rate environment versus NPVs derived after applying parallel rate shifts of plus and minus 200 basis points. If there is a measured decline in NPV greater than 2% of the estimated market value of the institution's assets at each of the three most recent quarter ends, then an institution will be required to deduct an IRR component in calculating its risk-based capital. This component is equal to one-half of the difference between its measured IRR and 2%, multiplied by the market value of its assets.

     Based upon the latest available quarterly proforma computations of NPV by the OTS the Bank's measured IRR was less than 2% of the estimated market value of its assets at December 31, 1994. As such, the Bank would not be required to deduct an IRR Component in calculating its risk-based capital.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) included prompt corrective action provisions and provided for significant changes to the legal and regulatory environment for insured depository institutions, including reduction in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(2)  Insurance of Savings Accounts and Related Matters, Continued
     ------------------------------------------------------------

     The prompt corrective action regulations of FDICIA define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things.

     To be considered "well capitalized," an institution must generally have a leverage capital ratio of at least 5%, a tier one risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. At March 31, 1995, the Bank met the criteria required to be considered "well capitalized" under this regulation.

     Dividends may not be paid if doing so would cause the Bank to fail to meet the minimum levels of regulatory capital. See also note 11 for additional restrictions on the payment of dividends.

(3)  Investment Securities
     ---------------------

     Investment securities are summarized as follows at March 31:

                                                            1995
                                    --------------------------------------------------
                                                     Gross        Gross      Estimated
                                     Amortized     unrealized   unrealized      fair
                                       cost           gains       losses        value
                                       ----           -----       ------        -----
 Nonequity, held to maturity:
  U.S. Government and agency
   obligations due:
    Within 12 months                $1,000,000        3,130         -       1,003,130
    Beyond 12 months
     but within 5 years              7,500,490         -        (279,595)   7,220,895
    Beyond 5 years but
     within 10 years                 6,000,000         -        (548,640)   5,451,360
                                    ----------        -----      -------   ----------
                                    14,500,490        3,130     (828,235)  13,675,385
                                    ----------        -----      -------   ----------
 Equity, available for sale:
  Asset management funds             5,000,000         -            -       5,000,000
  Less - Gross unrealized losses       (47,000)        -            -         (47,000)
                                    ----------        -----      -------   ----------
                                     4,953,000         -            -       4,953,000
                                    ----------        -----      -------   ----------
                                   $19,453,490        3,130     (828,235)  18,628,385
                                    ==========        =====      =======   ==========

                                                                     (Continued)

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(3)  Investment Securities, Continued
     --------------------------------


                                                            1994
                                   ----------------------------------------------
                                                    Gross        Gross     Estimated
                                   Amortized      unrealized  unrealized      fair
                                     cost           gains       losses       value
                                     ----           -----       ------       -----
   Nonequity:
    U.S. Government and agency
      obligations due:
        Within 12 months          $ 2,500,000       9,536          -       2,509,536
        Beyond 12 months
          but within 5 years        5,000,000      40,630      (135,540)   4,905,090
        Beyond 5 years but
          within 10 years           6,000,000        -         (247,720)   5,752,280
                                  -----------      ------       -------   ----------
                                   13,500,000      50,166      (383,260)  13,166,906
                                  -----------      ------       -------   ----------
   Equity - Asset management
    funds                           5,000,000      27,059       (15,030)   5,012,029
                                  -----------      ------      --------   ----------
                                  $18,500,000      77,225      (398,290)  18,178,935
                                  ===========      ======      ========   ==========

(4)  Loans Receivable
     ----------------

     Substantially all of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the state of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for construction, commercial and multi-family residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

     Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's primary lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(4)  Loans Receivable, Continued
     ---------------------------

     Loans receivable and accrued interest thereon are summarized as follows at March 31:

                                                           1995         1994
                                                       ------------  -----------
   Loans secured by first mortgages on real estate:
    Residential                                        $140,506,669  111,923,796
    Commercial                                            5,559,332    6,026,017
    Partially guaranteed by VA or insured by FHA          2,787,396    3,307,132
    Construction                                         44,779,167   39,009,198
                                                       ------------  -----------
                                                        193,632,564  160,266,143
   Loans secured by second mortgages on real estate       6,962,601    6,217,409
   Consumer loans                                         1,446,762    1,207,741
   Commercial loans                                       1,736,813    1,849,015
   Loans secured by savings accounts                        692,022      601,362
   Other loans                                               20,589       28,266
   Accrued interest receivable                            1,109,788      887,961
                                                       ------------  -----------
                                                        205,601,139  171,057,897
                                                       ------------  -----------
   Less:
    Undisbursed portion of loans in process              18,145,847   17,538,548
    Unearned loan fees, net                                 731,279      837,944
    Unearned loan discounts                                  52,320       68,570
    Allowance for losses                                  1,095,127    1,040,967
                                                       ------------  -----------
                                                         20,024,573   19,486,029
                                                       ------------  -----------
                                                       $185,576,566  151,571,868
                                                       ============  ===========

     Loans serviced for others, which are not included in the Company's assets, were approximately $10,187,000, $11,499,000 and $20,606,000 at March 31,
     1995, 1994 and 1993, respectively. A fee is charged for such servicing based on the unpaid principal balances.

     Nonaccrual loans amounted to approximately $1,924,000 and $1,417,000 at March 31, 1995 and 1994, respectively. During 1995 and 1994, the amount of interest income that would have been recorded on loans in nonaccrual status at March 31, 1995 and 1994 had such loans performed in accordance with their contractual terms, was approximately $164,000 and $113,000, respectively. The actual interest income recorded on these loans during 1995 and 1994 was approximately $151,000 and $85,000 , respectively.

     The Company, through its normal asset review process, has classified certain loans which management believes involve a degree of risk warranting additional attention. These classifications are special mention, substandard, doubtful and loss and, at March 31,1995 included loans totaling $2,640,000, $474,000, $0 and $100,000, respectively, excluding nonaccrual loans. These are loans which while generally current in required payments, have exhibited some potential weaknesses that, if not corrected, could result in future losses.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(4)  Loans Receivable, Continued
     ---------------------------

     Changes in the allowance for losses on loans are summarized as follows:


                                        1995         1994       1993
                                     -----------  ----------  ---------

   Balance at beginning of year      $1,040,967     923,877    734,509
   Provisions charged to expense        164,000     169,000    304,000
   Charge-offs, net of recoveries      (109,840)    (51,910)  (114,632)
                                     ----------   ---------   --------
   Balance at end of year            $1,095,127   1,040,967    923,877
                                     ==========   =========   ========

     Commitments to extend credit are agreements to lend to customers, provided that terms and conditions established in the related contracts are met. At March 31, 1995, the Company had commitments to originate first mortgage loans on real estate, exclusive of undisbursed loan funds, of approximately $3,850,000. Approximately $2,652,000 of these commitments carry a fixed rate based on the market rate at the date of commitment.

     The Company also had commitments to loan funds under unused home-equity lines of credit aggregating approximately $5,388,000 and unused commercial lines of credit aggregating approximately $1,080,000. Such commitments carry a floating rate of interest.

     Commitments for mortgage loans generally expire within sixty days and are generally funded from loan principal repayments, excess liquidity, savings deposits and borrowed funds. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Substantially all of the Company's outstanding commitments at March 31, 1995 are for loans which would be secured by real estate with appraised values in excess of the commitment amounts. The Company's exposure to credit loss under these contracts in the event of non-performance by the other parties, assuming that the collateral proves to be of no value, is represented by the commitment amounts.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(5)  Mortgage-backed Securities
     --------------------------

   Mortgage-backed securities are summarized as follows at March 31:


                                                                                     1995
                                                             ------------------------------------------------
                                                                            Gross        Gross     Estimated
                                                             Amortized    unrealized  unrealized      fair
                                                                cost        gains       losses       value
                                                                ----        -----       ------       -----
 Federal Home Loan
  Mortgage Corporation
  certificates                                               $ 6,491,501      33,769    (311,646)   6,213,624
 Federal National Mortgage
  Association certificates                                    22,864,100       9,109  (1,610,422)  21,262,787
 Government National
  Mortgage Association
  certificates                                                   812,228      46,591     (11,028)     847,791
 Accrued interest                                                154,700        -           -         154,700
                                                             -----------    --------  ----------   ----------
                                                             $30,322,529      89,469  (1,933,096)  28,478,902
                                                             ===========    ========  ==========   ==========

                                                                                     1994
                                                             -----------------------------------------------
                                                                            Gross        Gross     Estimated
                                                             Amortized    unrealized  unrealized    faired
                                                                cost        gains       losses       value
                                                                ----        -----       ------       -----
 Federal Home Loan
  Mortgage Corporation
  certificates                                               $ 7,717,935      88,897    (262,321)   7,544,511
 Federal National Mortgage
  Association certificates                                    27,777,367      84,628  (1,310,024)  26,551,971
 Government National
  Mortgage Association
  certificates                                                   929,805      65,669      (3,466)     992,008
 Accrued interest                                                189,253        -           -         189,253
                                                             -----------    --------  ----------   ----------
                                                             $36,614,360     239,194  (1,575,811)  35,277,743
                                                             ===========    ========  ==========   ==========

(6)  Investments in Real Estate
     --------------------------

     A summary of expense incurred in operation of investments in real estate is as follows for the years ended March 31:
                                                                1995        1994         1993
                                                                ----        ----         ----
 Expenses of holding real estate
  acquired through foreclosure                                $ 38,253      16,290       10,746
 Provision for losses on real estate
  acquired through foreclosure                                 146,000     236,000      100,000
                                                              --------     -------      -------
                                                              $184,253     252,290      110,746
                                                              ========     =======      =======

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(6) Investments in Real Estate
--- --------------------------

   A summary of activity in the allowance for losses on investments in real estate is as follows for the years ended March 31:

                                                          1995       1994        1993
                                                          ----       ----        ----

   Balance at beginning of year                       $ 364,735    190,000      90,000
   Provision for losses                                 146,000    236,000     100,000
   Recoveries (charge-offs), net                          1,752    (61,265)       -
                                                        -------    -------     -------
   Balance at end of year                             $ 512,487    364,735     190,000
                                                        =======    =======     =======

(7)  Property and Equipment
     ----------------------

     Property and equipment are summarized as follows at March 31:
                                                                                                         Estimated
                                                                                   1995       1994       useful lives
                                                                                   ----       ----       ------------
   Land                                                                         $  145,335    145,335         -
   Buildings and improvements                                                      431,216    396,392    10-35 years
   Leasehold improvements                                                        1,335,811  1,269,712    10-15 years
   Furniture, fixtures and equipment                                             2,028,956  1,989,963     5-10 years
   Automobiles                                                                      23,569     23,569        3 years
                                                                                ----------  ---------    ============
   Total at cost                                                                 3,964,887  3,824,971
   Less accumulated depreciation and
    amortization                                                                 2,747,796  2,371,539
                                                                                ----------  ---------
                                                                                $1,217,091  1,453,432
                                                                                ==========  =========

     The Company is obligated under noncancelable long-term operating leases for certain branch offices and its administrative offices. These leases expire at various dates through 2004, subject to renewal options. Future minimum rental payments required under the leases are as follows:

     Years ending March 31:
              1996                          $  755,000
              1997                             732,000
              1998                             704,000
              1999                             638,000
              2000                             420,000
              Subsequent to 2000               300,000
                                            ----------
                                            $3,549,000
                                            ==========

     Rent expense for the years ended March 31, 1995, 1994 and 1993 was approximately $788,000, $793,000 and $745,000, respectively.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(7)  Property and Equipment, Continued
     ---------------------------------

     During 1989, the Company sold its former administrative office building and leased back a portion of the building from the buyer for continued use as a branch location. The sale resulted in a gain of approximately $324,000, of which approximately $230,000 was deferred at the time of sale. The deferred gain is being amortized using the straight-line method over the term of the lease (15 years) and the unamortized balance at March 31, 1995 and 1994 was approximately $136,000 and $151,000, respectively.

(8)  Savings Accounts
     ----------------

     Savings accounts are summarized as follows at March 31:

                                          1995                          1994
                              ----------------------------    -------------------------
                                              Weighted                      Weighted
                                               average                       average
                                Amount     effective rate     Amount     effective rate
                                ------     --------------     ------     --------------
   Noncertificate:
    Passbook and other       $ 29,533,401      3.13%        $29,778,350        2.54%
    Checking accounts          12,799,374      1.09          12,868,553        1.18
    Money fund accounts        34,384,577      3.60          41,101,759        2.84
                              -----------                   -----------
                               76,717,352                    83,748,662
                              -----------                   -----------
   Certificates:
    Original maturities:
      Under 12 months           8,357,260      4.58          11,001,023        3.11
      12 to 120 months         66,881,534      6.02          56,831,978        5.70
    IRA and KEOGH              23,912,574      6.46          27,499,758        7.04
                              -----------    ======         -----------      ======
                               99,151,368                    95,332,759
                              -----------                   -----------
   Accrued interest payable       360,547                       695,258
                              -----------                   -----------
                             $176,229,267                  $179,776,679
                              ===========                   ===========

   Scheduled certificate maturities:        % of total                    % of total
                                            ----------                    ----------
    Under 6 months           $ 24,185,565     24.39%       $ 29,733,488     31.19%
    6 months to 12 months      23,226,949     23.43          15,585,013     16.35
    12 months to 24 months     14,293,508     14.42          14,331,696     15.03
    24 months to 36 months     12,404,162     12.51          11,690,520     12.26
    36 months to 48 months     15,366,359     15.50          11,288,963     11.85
    48 months to 60 months      7,706,799      7.77          10,803,049     11.33
    Over 60 months              1,968,026      1.98           1,900,030      1.99
                              -----------   -------         -----------   -------
                             $ 99,151,368    100.00%       $ 95,332,759    100.00%
                              ===========   =======         ===========   =======

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(8)  Savings Accounts, Continued
     ---------------------------

     Interest expense on savings accounts is summarized as follows for the years ended March 31:

                                           1995       1994       1993
                                           ----       ----       ----

    Certificates                       $ 5,216,165  6,044,650  7,004,417
    Checking and money fund accounts     1,442,330  1,366,167  1,275,563
    Passbook and other                     854,766    741,293    912,295
                                        ----------  ---------  ---------
                                       $ 7,513,261  8,152,110  9,192,275
                                        ==========  =========  =========

     Certificates of deposit of $100,000 or more totaled approximately $8,393,000 and $7,677,000 at March 31, 1995 and 1994, respectively.

(9)  Borrowed Funds
     --------------

     Borrowed funds are summarized as follows at March 31:

                                                 1995                           1994
                                       -------------------------      -------------------------
                                                     Weighted                            Weighted
                                                      average                             average
                                       Amount     effective rate        Amount         effective rate
                                       ------     --------------        ------         --------------
   Advances from FHLB of Atlanta
    due in years ending March 31:
          1995                       $       -           - %            9,650,000            6.44%
          1996                         25,800,000        6.45           6,800,000            5.48
          1997                          9,300,000        7.05           1,300,000            5.84
          1998                          6,578,000        7.00           2,228,000            5.79
          1999                          4,100,000        5.49           4,800,000            5.47
          2000                          1,300,000        5.84           1,300,000            5.84
          2001                          1,300,000        6.84           1,300,000            5.84
          2002                            800,000        5.91             800,000            5.91
          2003                            800,000        5.91             800,000            5.91
          2004                            400,000        5.98             400,000            5.98
                                       ----------        ====          ----------            ====
                                     $ 50,378,000                    $ 29,378,000
                                       ==========                      ==========

     Under a blanket floating lien security agreement with the FHLB of Atlanta, the Bank is required to maintain as collateral for all borrowings qualifying first mortgage loans in an amount equal to 133% of the advances. In addition, all of the Bank's stock in the FHLB of Atlanta is pledged as collateral for such advances. At March 31, 1995, the Bank's existing credit limit with the FHLB of Atlanta is $60 million.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(9)  Borrowed Funds
     --------------

     Information relating to short-term borrowings is as follows for the years ended March 31:

                                                 1995          1994         1993
                                                 ----          ----         ----
   Maximum amount outstanding at any
    month-end                                 $30,350,000   12,350,000   19,000,000
   Approximate average month-end amounts
    outstanding                                22,014,108    8,650,139   15,173,431
   Approximate weighted average rate paid
    (calculated based on average
    month-end amounts)                               5.59%        7.65%        7.68%

     Interest expense on borrowed funds is summarized as follows for the years ended March 31:

                                                   1995         1994        1993
                                                   ----         ----        ----
    Short-term borrowings                     $ 1,230,363      662,148    1,165,014
    Long-term borrowings                        1,374,967      986,914    1,102,413
    Mortgage escrow accounts                        7,568       13,064       15,525
                                                ---------    ---------    ---------
                                              $ 2,612,898    1,662,126    2,282,952
                                                =========    =========    =========

(10) Income Taxes
     ------------

     The income tax provision consists of the following for the years ended March 31:

                                                   1995         1994        1993
                                                   ----         ----        ----
    Current:
      Federal                                 $   793,000      820,000    1,045,000
      State                                       172,000      179,000      209,000
                                                ---------    ---------    ---------
                                                  965,000      999,000    1,254,000
    Deferred, primarily federal                    40,000       27,000      (15,000)
                                                ---------    ---------    ---------
                                              $ 1,005,000    1,026,000    1,239,000
                                                =========    =========    =========

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(10) Income Taxes, Continued
     -----------------------

     The income tax provision is reconciled to the amount computed by applying the federal corporate tax rate of 34% to income before taxes as follows for the years ended March 31:

                                                    1995         1994        1993
                                                    ----         ----        ----
    Income tax provision at federal
      corporate rate                            $   626,996     866,731   1,059,611
    State income taxes, net of federal
      income tax benefit                            118,140     121,440     137,940
    Amortization of cost of intangible assets        36,767      41,266      41,732
    Nondeductible acquisition costs                 202,508        -           -
    Other, net                                       20,589      (3,437)       (283)
                                                 ----------   ---------   ---------
                                                $ 1,005,000   1,026,000   1,239,000
                                                 ==========   =========   =========
    Effective tax rate                                 54.5%       40.3        39.8
                                                 ==========   =========   =========

    The net deferred tax asset consists of the following at March 31:

                                                   1995         1994        1993
                                                   ----         ----        ----
    Total deferred tax assets                   $1,118,000   1,165,000   1,054,000
    Total deferred tax liabilities                (934,000)   (941,000)   (803,000)
                                                 ---------   ---------   ---------
                                                $  184,000     224,000     251,000
                                                 =========   =========   =========

     The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities that are included in the net deferred tax asset relate to the following at March 31:

                                                  1995       1994       1993
                                                  ----       ----       ----

    Interest and fees on loans                  $ 212,000    359,000    419,000
    Federal Home Loan Bank stock dividends       (470,000)  (494,000)  (398,000)
    Allowance for losses on loans and
      investments in real estate                  664,000    611,000    473,000
    Increase in tax bad debt reserve over
      "base-year" amount                         (461,000)  (445,000)  (399,000)
    Deferred gain on sale of office building       52,000     61,000     64,000
    Deferred compensation                          88,000     86,000     66,000
    Depreciation and amortization                  64,000     46,000     26,000
    Other                                          35,000          -          -
                                                ---------   --------   --------
                                                $ 184,000    224,000    251,000
                                                =========   ========   ========

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(11) Common Stock
     ------------

     In May 1986, the Bank converted from a mutual to a stock form of ownership. Federal regulations require that, upon conversion from mutual to stock form of ownership, a "liquidation account" be established by restricting a portion of net capital for the benefit of eligible savings account holders who maintain their savings accounts with the Bank after conversion. In the event of complete liquidation (and only in such event), each savings account holder who continues to maintain a savings account will be entitled to receive a distribution from the liquidation account after payment to all creditors, but before any liquidation distribution with respect to capital stock. This account is proportionately reduced for any decreases in the eligible holders' savings accounts.

     Under federal regulations, the Bank may not declare or pay a cash dividend on its common stock if the dividend would cause the Bank's capital to be reduced below the amount required for the liquidation account or the capital requirements imposed by FIRREA and the OTS.

     Since the Bank currently meets the fully phased-in capital requirements under FIRREA, it may pay a cash dividend on its capital stock up to the higher of (i) 100% of its net income to date during the calendar year plus an amount not to exceed 50% of its surplus capital ratio at the beginning of the calendar year or (ii) 75% of its net income over the most recent four quarter period. Based upon this calculation, the amount available for payment of a dividend was approximately $4.7 million at March 31, 1995. In addition, income appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used to pay cash dividends without the payment of federal income taxes at the then current tax rate on the amount withdrawn from such reserves.

     Net income per share of common stock for 1995, 1994 and 1993 is computed by dividing net income by 1,453,325, 1,432,047 and 1,400,675 respectively, the weighted average number of fully diluted shares of common stock outstanding for each year, after giving effect to a 25% stock dividend issued on June 25, 1993 and a 15% stock dividend issued on June 22, 1992.

     The Company has a stock option plan which provides for the grant of stock options to key employees, including officers and directors, at prices at least equal to the market value of the stock at the date of grant. The plan also allows for the granting of discounted stock options to directors who forego their director fees. Discounts are equal to the fees forfeited. In addition, the plan provides for the granting of stock appreciation rights, although none were outstanding at March 31,1995.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(11) Common Stock, Continued
     -----------------------

    A summary of changes in the outstanding options under the plan is as follows for the years ended March 31:

                                         1995       1994      1993
                                       ---------  --------  --------
      Balance at beginning of year      102,426   111,420    97,006
      Options vested                       -        6,456    19,633
      Options exercised or canceled    (102,426)  (15,450)   (5,219)
                                       --------   -------   -------
      Balance at end of year               -      102,426   111,420
                                       ========   =======   =======

(12) Retirement Plan
     ---------------

     The Company has a noncontributory defined contribution retirement plan. The Company makes annual contributions to the plan based upon the annual compensation of eligible employees. All full-time employees who are at least 21 years of age and have completed one year of service with the Company are eligible to participate. The amount set aside for each participant is 20% vested after three years and fully vested after seven years in accordance with a vesting schedule. Eligible participants may receive funds credited to their accounts at retirement, subject to the vesting schedule. Pension expense was approximately $195,000, $163,000 and $153,000 for the years ended March 31, 1995, 1994 and 1993, respectively.

(13) Acquisition by Susquehanna Bancshares, Inc.
     -------------------------------------------

     On March 31, 1995, the Company merged with Susquehanna Bancshares, Inc. (Susquehanna), a Bank Holding Company located in Lititz, Pennsylvania. The transaction was consummated subsequent to the close of business on March 31, 1995. Pursuant to the terms of the merger, shareholders of the Company received .802 shares of Susquehanna common stock for each outstanding share of the Company's stock. As a result of the transaction, Atlanfed Bancorp, Inc. was dissolved.

(14) Fair Value of Financial Instruments
     -----------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), requires all entities to disclose the estimated fair value of certain on- and off-balance sheet financial instruments.

     In many instances, the assumptions used in estimating fair values were based upon subjective assessments of market conditions and perceived risks of the financial instruments at a certain point in time. The fair value estimates can be subject to significant variability with changes in assumptions. Furthermore, these fair value estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. In addition, the tax ramifications related to the realization of unrealized gains and losses are not permitted to be considered in the estimation of fair value.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(14) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     Fair value estimates are based solely on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Examples would include portfolios of loans services for others, net fee income from the Company's subsidiaries, core deposit intangibles, mortgage banking operations, and deferred tax assets. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

     (a)  Investments, Mortgage-Backed Securities, and Other Interest Earning
          -------------------------------------------------------------------
          Assets
          ------

          The carrying amounts for interest-bearing deposits approximate fair value as they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term investments such as U.S. Government and Agency obligations, equity securities and mortgage-backed securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of ground rents owned is estimated by discounting its cash flows using the current 30 year treasury bond rate. The fair value of FHLB of Atlanta stock is estimated to be equal to its carrying amount given it is not a publicly traded equity security, it has an adjustable dividend rate, and all transactions in the stock are executed at the stated par value.

          The following table represents the carrying amount and estimated fair value of investment securities, mortgage-backed securities, and other interest-earning assets at March 31:

                                            1995                 1994
                                    -------------------  -------------------
                                              Estimated            Estimated
                                    Carrying    fair     Carrying    fair
                                     amount     value     amount     value
                                    --------  ---------  -------------------
                                                 (In thousands)
      Interest-bearing deposits      $ 4,522      4,522    10,934     10,934
      Investment securities           19,453     18,628    18,500     18,179
      Mortgage-backed securities      30,323     28,479    36,614     35,278
      Ground rents                       955        788       970        792
      FHLB of Atlanta stock            4,720      4,720     4,720      4,720

     (b)  Loans
          -----

          Fair values are estimated for portfolios of loans with similar financial characteristics. Mortgage loans are segregated by type, including but not limited to residential, commercial, and construction. Consumer and other loans are segregated by type, including but not limited to automobile loans, home equity lines of credit and commercial. Each loan category may be segmented, as appropriate, into fixed and adjustable interest rate terms, ranges of interest rates, performing and nonperforming, and repricing frequency.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(14) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     (b)  Loans, Continued
          ----------------

          The fair value of each loan portfolio is calculated by discounting both scheduled and unscheduled cash flows through the remaining contractual maturity using the origination rate that the Company would charge under current conditions to originate similar financial instruments. Unscheduled cash flows take the form of estimated prepayments and are generally based upon anticipated experience derived from current and prospective economic and interest rate environments. For certain types of loans, anticipated prepayment experience exists in published tables from securities dealers.

          The fair value of significant classified mortgage loans is based on recent external appraisals. Where appraisals are not available, estimated cash flows are discounted using a rate commensurate with the credit risk associated with those cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information. The fair value of nonperforming consumer loans is based on the Company's historical experience with such loans.

          The following table represents the carrying value and estimated fair value of loans receivable at March 31:

                                            1995                 1994
                                  ---------------------  ---------------------
                                  Carrying   Estimated   Carrying   Estimated
                                    Value    Fair Value    Value    Fair Value
                                  ---------  ----------  ---------  ----------
                                                 (In Thousands)

      Mortgage loans              $151,639      148,101   126,926      127,265
      Construction loans            26,633       26,483    21,471       21,286
      Consumer and other loans      10,859       10,658     9,904        9,705
                                  --------      -------   -------      -------
                                   189,131      185,242   158,301      158,256
      Allowance for losses          (1,095)        -       (1,041)        -
                                  --------      -------   -------      -------
                                  $188,036      185,242   157,260      158,256
                                  ========      =======   =======      =======

     (c)  Savings accounts and Borrowings
          -------------------------------

          The fair value of deposits with no stated maturity, such as interest-bearing or non-interest-bearing checking accounts, passbook and statement savings accounts, money market accounts and mortgage escrow accounts, is equal to the amount payable upon demand as of March 31. The fair value of certificates of deposit is based on the lower of redemption (net of penalty) or discounted value of contractual cash flows. Discount rates for certificates of deposit are estimated using the rates currently offered by the Company for deposits of similar remaining maturities.

                    ATLANFED BANCORP, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(14) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     (c)  Savings accounts and Borrowings, Continued
          ------------------------------------------

          The fair value of FHLB of Atlanta advances is based on the discounted value of contractual cash flows. Discount rates are estimated using the rates currently offered for advances with both similar contractual terms and remaining maturities.

          The following table represents the carrying amount and the estimated fair value of mortgage escrow accounts, savings accounts and borrowings at March 31:

                                              1995                  1994
                                      --------------------  --------------------
                                      Carrying  Estimated   Carrying  Estimated
                                       Amount   Fair Value   Amount   Fair Value
                                      --------  ----------  --------  ----------
                                                     (In Thousands)

      Mortgage escrow accounts
         and savings accounts with
         no stated maturity            $79,912      79,912    86,486      86,486
      Certificates of deposit           99,151     100,010    95,333      99,115
      FHLB of Atlanta advances          50,378      49,467    29,378      28,269

     (d)  Unrecognized Financial Instruments
          ----------------------------------

          The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreement, taking into account the remaining terms of the agreements and the present creditworthiness of the counter parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

          The fair value of commitments to extend credit is estimated to equal the carrying value. See note 4 to the consolidated financial statements for the carrying amounts of such instruments.

                                                                   Appendix B
                                                                   ----------

                   PRO FORMA CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)

     The following unaudited Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact on the historical financial position and results of operations of Susquehanna Bancshares, Inc. (SBI) of the combination with Atlanfed Bancorp, Inc. (ABI).

     Pursuant to the merger agreement, each share of ABI Common Stock outstanding at the close of business on March 31, 1995 was converted into .802 shares of SBI Common Stock effective April 1, 1995 plus cash in lieu of fractional shares. The unaudited Pro Forma Condensed Financial Information reflects the merger using the pooling of interests method of accounting.

     The unaudited Pro Forma Condensed Balance Sheet assumes that the merger was consummated on March 31, 1995. The unaudited Pro Forma Condensed Statements of Income reflect the consolidation of the results of operations of SBI and ABI for the quarter ended March 31, 1995 and the years ended December 31, 1994, 1993 and 1992. Years ended December 31, 1994, 1993 and 1992 include results of ABI's operations for fiscal years ended March 31, 1995, 1994 and 1993, respectively.

     The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of SBI and ABI. The pro forma earnings, which reflect elimination of non-recurring merger related expenses but do not reflect any direct costs or potential savings which may result from the consolidation of operations of SBI and ABI, are not indicative of the results of future operations.

     In addition, the following unaudited Pro Forma Condensed Financial Information and explanatory notes are also presented to show the impact on the historical financial position and results of operations of Susquehanna Bancshares, Inc. (SBI) of the combination with ABI and Reisterstown Holdings, Inc. (RHI).

     Pursuant to the merger agreement, SBI paid $28,640,000 in cash for all the outstanding shares of RHI Common Stock on April 21, 1995. The unaudited Pro Forma Condensed Financial Information reflects the merger using the purchase method of accounting. The cash consideration was funded by SBI through the issuance of $50 million of 9% subordinated debt in February 1995.

     The unaudited Pro Forma Condensed Balance Sheet assumes that the merger was consummated on March 31, 1995. The unaudited Pro Forma Condensed Statements of Income reflect the consolidation of the results of operations of SBI, ABI and RHI for the quarter end March 31, 1995 and the year ended December 31, 1994. Quarter ended March 31, 1995 includes results of RHI's operations for the quarter ended December 31, 1995 while the year ended December 31, 1994 includes results of RHI's operations for the fiscal year ended September 30, 1994.

     The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of SBI, ABI and RHI. The pro forma earnings, which do not reflect any direct costs or potential savings which may result from the consolidation of operations of SBI, ABI and RHI, are not indicative of the results of future operations.

                                    SBI/ABI
                            PRO FORMA BALANCE SHEET
                               MARCH 31, 1995

(Dollars in thousands)

                                                                       ABI
                                                             -------------------------
                                                 SBI              As                         Pro forma
    ASSETS                                   As Reported       Reported   Adjustments        Combined
                                            -------------    -------------------------      -----------
Cash and due from banks                          $72,471          $2,050       ($8) [a]        $74,513
Short-term investments                            47,966           4,522                        52,488
Investment securities-AFS                        343,180           4,953                       348,133
Investment securities-HTM                        175,017          44,823                       219,840
Loans and leases                               1,298,123         189,131                     1,487,254
Allowance for loan and lease losses               22,707           1,095                        23,802
                                             ------------    ----------------------        ------------
Net loans and leases                           1,275,416         188,036                     1,463,452
Other assets                                      87,302          10,739                        98,041
                                             ------------    ----------------------        ------------
Total  Assets                                 $2,001,352        $255,123       ($8)         $2,256,467
                                             ============    ======================        ============

    LIABILITIES
Noninterest-bearing deposits                    $233,433          $5,877                      $239,310
Interest-bearing deposits                      1,442,403         170,352                     1,612,755
                                             ------------    ----------------------        ------------
Total deposits                                 1,675,836         176,229                     1,852,065
Short-term borrowings                             33,798          19,000                        52,798
Long-term debt                                    67,676          31,378                        99,054
Other liabilities                                 23,441           5,936                        29,377
                                             ------------    ----------------------        ------------
Total liabilities                              1,800,751         232,543                     2,033,294

    EQUITY
Common stock                                      20,967           1,496        903 [b]         23,366
Surplus                                           33,436          10,386       (911)[c]         42,911
Retained earnings                                150,345          10,727                       161,072
Unrealized gain / (loss) on securities
 available-for-sale, net of tax                   (3,774)            (29)                       (3,803)
Less:Treasury stock                                  373                                           373
Total equity                                 ------------    ----------------------        ------------
                                                 200,601          22,580        (8)            223,173
                                             ------------    ----------------------        ------------

Total Liabilities & Equity                    $2,001,352        $255,123       ($8)         $2,256,467
                                             ============    ======================        ============

See notes to the unaudited pro forma condensed financial information.

                                    SBI/ABI
                         PRO FORMA INCOME STATEMENT
                             FIRST QUARTER 1995

(In thousands, except per share data)                                  ABI
                                                            ------------------------
                                                SBI              As                            Pro forma
                                           As Reported       Reported    Adjustments           Combined
                                          -------------     ----------------------------      -----------
INTEREST INCOME
Interest on loans and leasess                  $28,574          $4,056                            $32,630
Interest on investments                          7,608             764                              8,372
Interest on short-term investments                 529             137                                666
                                           ------------     ------------------------           -----------
  Total interest income                         36,711           4,957                             41,668

INTEREST EXPENSE:
Interest on deposits                            12,797           1,944                             14,741
Interest on short-term borrowings                  596             324                                920
Interest on long-term debt                         967             479                              1,446
                                           ------------     ------------------------           -----------
  Total interest expense                        14,360           2,747                             17,107
                                           ------------     ------------------------           -----------

Net interest income                             22,351           2,210                             24,561

Provision for loan and lease losses              1,461              39                              1,500
                                           ------------     ------------------------           -----------

Net interest income after provision             20,890           2,171                             23,061

OTHER INCOME:
Investment gains(losses)                           (88)                                               (88)
Other income                                     2,941             403                              3,344
                                           ------------     ------------------------            ----------
  Total other income                             2,853             403                              3,256

OTHER EXPENSE:
Salaries and benefits                            9,124             875                              9,999
Other expense                                    8,165           1,017          (65) [d]            9,117
                                           ------------      -----------------------            ----------
  Total other expense                           17,289           1,892          (65)               19,116
                                           ------------      -----------------------            ----------

Income before taxes                              6,454             682           65                 7,201

Taxes                                            1,616             302                              1,918
                                            -----------      -----------------------            ----------

Net income from operations                      $4,838            $380          $65                $5,283
                                            ===========      =======================            ==========

Earnings per share                               $0.46           $0.26                              $0.45

Average  shares outstanding                     10,435           1,465         (266) [e]           11,634

See notes to the unaudited pro forma condensed financial information.

                                    SBI/ABI
                          PRO FORMA INCOME STATEMENT
                                  YEAR 1994

(In thousands, except per share data)

                                                                           ABI
                                                            -------------------------
                                                 SBI             As                        Pro forma
                                             As Reported      Reported  Adjustments         Combined
                                            -------------   -------------------------     -----------
INTEREST INCOME:
Interest on loans and leases                    $102,025       $15,048                      $117,073
Interest on investments                           28,462         3,148                        31,610
Interest on short-term investments                 1,457           493                         1,950
                                            -------------   ---------------------         -----------
  Total interest income                          131,944        18,689                       150,633

INTEREST EXPENSE:
Interest on deposits                              43,701         7,513                        51,214
Interest on short-term borrowings                  1,450           807                         2,257
Interest on long-term debt                         1,211         1,806                         3,017
                                            -------------   ---------------------         -----------
  Total interest expense                          46,362        10,126                        56,488
                                            -------------   ---------------------         -----------

Net interest income                               85,582         8,563                        94,145

Provision for loan and lease losses                3,823           164                         3,987
                                            -------------   ---------------------         -----------

Net interest income after provision               81,759         8,399                        90,158

OTHER INCOME:
Investment gains                                     999                                         999
Other income                                      12,059         2,040                        14,099
                                            -------------   ---------------------         -----------
  Total other income                              13,058         2,040                        15,098

OTHER EXPENSE:
Salaries and benefits                             32,383         3,844                        36,227
Other expense                                     31,732         4,751    (1,010) [d]         35,473
                                           --------------   ---------------------         -----------
 Total other expense                              64,115         8,595    (1,010)             71,700
                                           --------------   ---------------------         -----------

Income before taxes                               30,702         1,844     1,010              33,556

Taxes                                              8,713         1,005                         9,718
                                           --------------   ---------------------         -----------

Net income from operations                       $21,989          $839    $1,010             $23,838
                                           ==============   =====================         ===========

Earnings per share                                 $2.11         $0.58                         $2.05

Average  shares outstanding                       10,435         1,453      (254) [e]         11,634

See notes to the unaudited pro forma condensed financial information.

                                    SBI/ABI
                          PRO FORMA INCOME STATEMENT
                                  YEAR 1993

(In thousands, except per share data)

                                                               ABI
                                                     ---------------------
                                          SBI           As                      Pro forma
                                      As Reported    Reported  Adjustments       Combined
                                      ------------   ----------------------     ----------
INTEREST INCOME:
Interest on loans and leases              $96,282    $14,835                     $111,117
Interest on investments                    27,903      1,987                       29,890
Interest on short-term investments          1,298        715                        2,013
                                      ------------   ----------------------     ----------
  Total interest income                   125,483     17,537                      143,020

INTEREST EXPENSE:
Interest on deposits                       43,607      8,152                       51,759
Interest on short-term borrowings             459         13                          472
Interest on long-term debt                  2,113      1,649                        3,762
                                      ------------   ----------------------     ----------
  Total interest expense                   46,179      9,814                       55,993
                                      ------------   ----------------------     ----------

Net interest income                        79,304      7,723                       87,027

Provision for loan and lease losses         4,961        169                        5,130
                                      ------------   ----------------------     ----------

Net interest income after provision        74,343      7,554                       81,897

OTHER INCOME:
Investment gains                              134         96                          230
Other income                               12,302      3,284                       15,586
                                      ------------   ----------------------     ----------
  Total other income                       12,436      3,380                       15,816

OTHER EXPENSE:
Salaries and benefits                      29,648      4,122                       33,770
Other expense                              27,971      4,263                       32,234
                                      ------------   ----------------------     ----------
  Total other expense                      57,619      8,385                       66,004
                                      ------------   ----------------------     ----------

Income before taxes                        29,160      2,549                       31,709

Taxes                                       8,501      1,026                        9,527
                                      ------------   ----------------------     ----------

Net income from operations                $20,659     $1,523                      $22,182
                                      ============   ======================     ==========
Earnings per share                          $2.04      $1.06                        $1.96

Average shares outstanding                 10,132      1,432          (233) [e]    11,331

See notes to the unaudited pro forma condensed financial information.

                                    SBI/ABI
                          PRO FORMA INCOME STATEMENT
                                   YEAR 1992

(In thousands, except per share data)

                                                                      ABI
                                                           -------------------------
                                                 SBI            As                   Pro forma
                                            As Reported      Reported  Adjustments    Combined
                                           -------------   ------------------------- ----------
INTEREST INCOME:
Interest on loans and leases                   $101,587       $17,584                 $119,171
Interest on investments                          30,704         1,711                   32,415
Interest on short-term investments                1,401           583                    1,984
                                           -------------   --------------------      ----------
  Total interest income                         133,692        19,878                  153,570

INTEREST EXPENSE:
Interest on deposits                             55,614         9,192                   64,806
Interest on short-term borrowings                   738           116                      854
Interest on long-term debt                        1,982         2,167                    4,149
                                           -------------   --------------------      ----------
  Total interest expense                         58,334        11,475                   69,809
                                           -------------   --------------------      ----------

Net interest income                              75,358         8,403                   83,761

Provision for loan and lease losses               4,417           304                    4,721
                                           -------------   --------------------      ----------

Net interest income after provision              70,941         8,099                   79,040

OTHER INCOME:
Investment gains                                  1,177                                  1,177
Other income                                     11,010         3,097                   14,107
                                           -------------   --------------------      ----------
  Total other income                             12,187         3,097                   15,284

OTHER EXPENSE:
Salaries and benefits                            28,015         3,961                   31,976
Other expense                                    27,517         4,118                   31,635
                                           -------------   --------------------      ----------
  Total other expense                            55,532         8,079                   63,611
                                           -------------   --------------------      ----------

Income before taxes                              27,596         3,117                   30,713

Taxes                                             7,302         1,239                    8,541
                                           -------------   --------------------      ----------

Net income from operations                      $20,294        $1,878                  $22,172
                                           =============   ====================      ==========

Earnings per share                                $2.04         $1.34                    $1.99

Average shares outstanding                        9,969         1,401     (202) [e]     11,168

See notes to the unaudited pro forma condensed financial information.

                                  SBI/RHI/ABI
                          PRO  FORMA  BALANCE  SHEET
                               MARCH  31,  1995

(Dollars in thousands)
                                                                RHI                           ABI
                                                     -------------------------    ---------------------------
          ASSETS                          SBI            As                           As                         Pro forma
                                      As Reported     Reported    Adjustments      Reported      Adjustments     Combined
                                     -------------   -------------------------    ---------------------------   -----------
Cash and due from banks                   $72,471        $4,150                       $2,050          ($8)[a]      $78,663
Short-term investments                     47,966         8,374     (1,249)[A]         4,522                        30,973
                                                                   (28,640)[E]
Investment securities-AFS                 343,180                                      4,953                       348,133
Investment securities-HTM                 175,017        25,362       (272)[I]        44,823                       244,930
Loans and leases                        1,298,123       201,842                      189,131                     1,689,096
Allowance for loan and lease losses        22,707         3,323                        1,095                        27,125
                                     -------------   ----------------------       ------------------------      -----------
Net loans and leases                    1,275,416       198,519                      188,036                     1,661,971
Other assets                               87,302        10,530     (2,875)[B]        10,739                       119,858
                                                                      (550)[F]
                                                                       351 [J]
                                                                       393 [K]
                                                                     2,400 [L]
                                                                    (1,057)[M]
                                                                    12,625 [N]
                                     -------------   ----------------------       ------------------------      -----------
Total Assets                           $2,001,352      $246,935   ($18,874)         $255,123          ($8)      $2,484,528
                                     =============   ======================       ========================      ===========
          LIABILITIES

Noninterest-bearing deposits             $233,433        $4,444                       $5,877                      $243,754
Interest-bearing deposits               1,442,403       204,888                      170,352                     1,817,643
                                     -------------   ----------------------       ------------------------      -----------
Total deposits                          1,675,836       209,332                      176,229                     2,061,397
Short-term borrowings                      33,798           410                       19,000                        53,208
Long-term debt                             67,676         8,000                       31,378                       107,054
Other liabilities                          23,441        10,119        200 [O]         5,936                        39,696
                                     -------------   ----------------------       ------------------------      -----------
Total liabilities                       1,800,751       227,861        200           232,543                     2,261,355

            EQUITY

Common stock                               20,967                                      1,496          903 [b]       23,366
Surplus                                    33,436        13,989     (2,875)[C]        10,386         (911)[c]       42,911
                                                                   (11,114)[G]
Retained earnings                         150,345         5,085     (1,249)[D]        10,727                       161,072
                                                                    (3,836)[H]
Unrealized gain / (loss) on securities
 available-for-sale, net of tax            (3,774)                                       (29)                       (3,803)
Less: Treasury stock                          373                                                                      373
                                     -------------   ----------------------       ------------------------      -----------
Total equity                              200,601        19,074    (19,074)           22,580           (8)         223,173
                                     -------------   ----------------------       ------------------------      -----------

Total Liabilities & Equity             $2,001,352      $246,935   ($18,874)         $255,123           (8)      $2,484,528
                                     =============   ======================       ========================      ===========

See notes to the unaudited pro forma condensed financial information.

                                  SBI/RHI/ABI
                          PRO FORMA INCOME STATEMENT
                              FIRST QUARTER 1995



(In thousands, except per share data)                           RHI                           ABI
                                                     -------------------------    ---------------------------
                                          SBI            As                           As                         Pro forma
                                      As Reported     Reported    Adjustments      Reported      Adjustments     Combined
                                     -------------   -------------------------    ---------------------------   -----------
INTEREST INCOME:
Interest on loans and leases              $28,574        $5,357                       $4,056                       $37,987
Interest on investments                     7,608           472         26 [T]           764                         8,870
Interest on short-term investments            529            64       (235)[P]           137                           477
                                                                       (18)[Q]
                                     -------------   ----------------------       ------------------------      -----------
  Total interest income                    36,711         5,893       (227)            4,957                        47,334

INTEREST EXPENSE:
Interest on deposits                       12,797         2,525                        1,944                        17,266
Interest on short-term borrowings             596            80                          324                         1,000
Interest on long-term debt                    967           215        286 [S]           479                         1,947
                                     -------------   ----------------------       ------------------------      -----------
  Total interest expense                   14,360         2,820        286             2,747                        20,213

Net interest income                        22,351         3,073       (513)            2,210                        27,121

Provision for loan and lease losses         1,461                                         39                         1,500
                                     -------------   ----------------------       ------------------------      -----------
Net interest income after provision        20,890         3,073       (513)            2,171                        25,621

OTHER INCOME:
Investment gains / (losses)                   (88)                                                                     (88)
Other income                                2,941           445                          403                         3,789
                                     -------------   ----------------------       ------------------------      -----------
  Total other income                        2,853           445                          403                         3,701

OTHER EXPENSE:
Salaries and benefits                       9,124           916                          875                        10,915
Other expense                               8,165         1,015          3 [U]         1,017          (65)[d]       10,254
                                                                         8 [V]
                                                                        99 [W]
                                                                       (50)[Y]
                                                                      (148)[R]
                                                                       210 [X]
                                     -------------   ----------------------       ------------------------      -----------
  Total other expense                      17,289         1,931        122             1,892          (65)          21,169
                                     -------------   ----------------------       ------------------------      -----------

Income before taxes                         6,454         1,587       (635)              682           65            8,153

Taxes                                       1,616           688       (202)[Z]           302                         2,404
                                     -------------   ----------------------       ------------------------      -----------

Net income from operations                 $4,838          $899      ($433)             $380          $65           $5,749
                                     =============   ======================       ========================      ===========

Earnings per share                          $0.46           N/A                        $0.26                         $0.49

Average shares outstanding                 10,435           N/A                        1,465         (266)[e]       11,634

See notes to the unaudited pro forma condensed financial information.

                                  SBI/RHI/ABI
                          PRO FORMA INCOME STATEMENT
                                   YEAR 1994

(In thousands, except per share data)                           RHI                           ABI
                                                     -------------------------    ---------------------------
                                          SBI            As                           As                         Pro forma
                                      As Reported     Reported    Adjustments      Reported      Adjustments     Combined
                                     -------------   -------------------------    ---------------------------   -----------
INTEREST INCOME:
Interest on loans and leases             $102,025       $20,389                      $15,048                      $137,462
Interest on investments                    28,462         1,664        102 [T]         3,148                        33,376
Interest on short-term investments          1,457           446        (75)[Q]           493                         2,321
                                     -------------   ----------------------       ------------------------      -----------
  Total interest income                   131,944        22,499         27            18,689                       173,159

INTEREST EXPENSE:
Interest on deposits                       43,701        10,580                        7,513                        61,794
Interest on short-term borrowings           1,450            43                          807                         2,300
Interest on long-term debt                  1,211           769      2,578 [S]         1,806                         6,364
                                     -------------   ----------------------       ------------------------      -----------
  Total interest expense                   46,362        11,392      2,578            10,126                        70,458
                                     -------------   ----------------------       ------------------------      -----------

Net interest income                        85,582        11,107     (2,551)            8,563                       102,701

Provision for loan and lease losses         3,823           127                          164                         4,114
                                     -------------   ----------------------       ------------------------      -----------

Net interest income after provision        81,759        10,980     (2,551)            8,399                        98,587

OTHER INCOME:
Investment gains                              999           141                                                      1,140
Other income                               12,059         3,374                        2,040                        17,473
                                     -------------   ----------------------       ------------------------      -----------
  Total other income                       13,058         3,515                        2,040                        18,613

OTHER EXPENSE:
Salaries and benefits                      32,383         3,237                        3,844                        39,464
Other expense                              31,732         3,288         12 [U]         4,751       (1,010)[d]       39,252
                                                                        33 [V]
                                                                       395 [W]
                                                                      (200)[Y]
                                                                      (591)[R]
                                                                       842 [X]
                                     -------------   ----------------------       ------------------------      -----------
  Total other expense                      64,115         6,525        491             8,595       (1,010)          78,716
                                     -------------   ----------------------       ------------------------      -----------

Income before taxes                        30,702         7,970     (3,042)            1,844        1,010           38,484

Taxes                                       8,713         3,385       (983)[Z]         1,005                        12,120
                                     -------------   ----------------------       ------------------------      -----------

Net income from operations                $21,989        $4,585    ($2,059)             $839       $1,010          $26,364
                                     =============   ======================       ========================      ===========

Earnings per share                          $2.11           N/A                        $0.58                         $2.27

Average  shares outstanding                10,435           N/A                        1,453         (254)[e]       11,634

See notes to the unaudited pro forma condensed financial information.

                       NOTES TO THE UNAUDITED PRO FORMA
                       --------------------------------
                        CONDENSED FINANCIAL INFORMATION
                        -------------------------------
                            (DOLLARS IN THOUSANDS)
                            ----------------------

     The unaudited Pro Forma Condensed Financial Information is based upon the following adjustments:

NOTE 1:   To reduce RHI's tangible net worth to $14,950 at closing per the
-------
          merger agreement -

               Short-term investments        $(1,249)(A)
               Goodwill                       (2,875)(B)
               Surplus                        (2,875)(C)
               Retained earnings              (1,249)(D)

NOTE 2:   The purchase account adjustments to record the acquisition of RHI -
-------

          Purchase price per agreement                           $(28,640)(E)
          Capitalized merger costs                                   (550)(F)
                                                                     -----
          Total purchase price                                    (29,190)

          Historical equity acquired - surplus                    (11,114)(G)
          Historical equity acquired - retained earnings           (3,836)(H)
                                                                   -------
          Total historical equity acquired                        (14,950)

          Premium to allocate                                     $14,240
                                                                   ======

          Adjustments to fair value of net assets acquired -
          Investment securities - HTM                               $(272)(I)
          Fixed assets                                                351 (J)
          Favorable operating leases                                  393 (K)
          Mortgage servicing rights                                 2,400 (L)
          Deferred tax asset                                       (1,057)(M)
          Goodwill                                                 12,625 (N)
          Other liabilities                                           200 (O)
                                                                      ---
                                                                  $14,240
                                                                  =======

NOTE 3:   Reduction of interest income in the first quarter of 1995 regarding
-------
          purchase price of $28,640 at 6% for 50 days -

          Interest on short-term investments                        $(235)(P)

NOTE 4:   Reduction of interest income regarding Note 1 closing adjustment
-------
          ($1,249 at 6%) -

                                                 1ST Q 1995          YEAR 1994
                                                 ----------          ---------
          Interest on short-term investments     $(18) (Q)           $(75)  (Q)

NOTE 5:   Reduction of goodwill amortization regarding Note 1 closing adjustment
-------
          -

                                                 1ST Q 1995          YEAR 1994
                                                 ----------          ---------
          Goodwill amortization                  $(148) (R)          $(591)  (R)

NOTE 6:   Increase in interest expense regarding 9% borrowings of $28,640
-------
          purchase price for 40 days in the first quarter of 1995 and all of 1994 -

                                                 1ST Q 1995          YEAR 1994
                                                 ----------          ---------
          Interest on long-term debt              $286 (S)           $2,578  (S)

NOTE 7:   Amortization of fair value purchase accounting adjustments in Note 2 -
-------

                                                 1ST Q 1995          YEAR 1994
                                                 ----------          ---------
          Interest on investments                  $26 (T)            $102 (T)
          Fixed assets                               3 (U)              12 (U)
          Favorable operating leases                 8 (V)              33 (V)
          Mortgage servicing rights                 99 (W)             395 (W)
          Goodwill                                 210 (X)             842 (X)
          Other liabilities                       (50) (Y)            (200)(Y)

NOTE 8:   Tax effect on Notes 3, 4, 5, 6 and 7 -
-------

                                                 1ST Q 1995          YEAR 1994
                                                 ----------          ---------
          Taxes                                  $(202)(Z)           $(983)(Z)

NOTE 9:   To reclass $2 par value of shares issued (1,199,663 shares less 329
-------
          fractional shares paid in cash) by SBI for the acquisition of ABI -

          Cash                                     $(8) (a)
          Common stock                             903  (b)
          Surplus                                 (911) (c)

NOTE 10:  To eliminate non-recurring merger related expenses -
--------

                                                  1ST Q 1995          YEAR 1994
                                                  ----------          ---------
                                                   $(65) (d)         $(1,010)(d)

NOTE 11:  To adjust average shares outstanding for shares issued by
--------
          SBI in the ABI merger -

                                                  1ST Q 1995          YEAR 1994
                                                  ----------          ---------
                                                  (266) (e)           (254) (e)

                                                  YEAR 1993           YEAR 1992
                                                  ---------           ---------
                                                  (233) (e)           (202) (e)